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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Workflow Management, Inc.:

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3 (333-10383 and
333-14025); Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) and inclusion in this Current Report on Form 8-K of U.S. Office Products Company of our report dated February 17, 1998, with respect to the consolidated statements of income, stockholder's equity and cash flows of Workflow Management, Inc. and subsidiaries for the year ended December 31, 1994.

KPMG PEAT MARWICK LLP
Norfolk, Virginia
March 6, 1998